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                                         SECURITIES AND EXCHANGE COMMISSION

                                                WASHINGTON, DC 20549




                                                      FORM 8-K


                                                   CURRENT REPORT
                                       PURSUANT TO SECTION 13 OR 15(D) OF THE
                                           SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)  December 7, 1998
                                                  ----------------

                                CRIIMI MAE Inc.
            --------------------------------------------------
            (Exact Name of Registrant as Specified in Charter)



          Maryland                       1-10360              52-1622022
(State or Other Jurisdiction           (Commission           (IRS Employer
       of Incorporation)               File Number)        Identification No.)


11200 Rockville Pike, Rockville, Maryland                     20852
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(Address of Principal Executive Offices)                   (Zip Code)


Registrant's telephone number, including are code:    (301) 816-2300
                                                      ---------------

                             N/A
-------------------------------------------------------------
(Former Name or Former Address, if Changed Since Last Report)


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Item 5.      Events

         The registrant issued a press release on December 7, 1998. The press release is filed as an exhibit to this Current Report on Form 8-K.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

         The following exhibits are filed as a part of this Current Report on Form 8-K:

   (c)    Exhibits

          99.1     Press Release issued by CRIIMI MAE Inc. on December 7, 1998.



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                                                     SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto.


                                                CRIIMI MAE Inc.



Date:  /s/ December 14, 1998                    By:  /s/ Cynthia O. Azzara
       ---------------------                         ---------------------
                                                Its: Principal Financial and
                                                       Accounting Officer


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                                 EXHIBIT INDEX



Exhibit
   No.                               Description
-----------------------------------------------------------------------------
*99.1         Press Release issued by CRIIMI MAE Inc. on December 7, 1998.


---------------
*Filed herewith.


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Contact: Susan B. Railey
                  for shareholders & securities brokers
                           (301) 468-3120
                  Andrew P. Blocher,
                  for institutional investors
                  (301) 231-0371
                  James T. Pastore                   FOR IMMEDIATE RELEASE
                  for news media
                           (202) 546-6451

             CRIIMI MAE reaches agreements with two major creditors; Agrees to split net cash flow from CMBS collateral with
              Merrill Lynch and German American Capital Corporation

Rockville, MD, December 7, 1998 - (NYSE: CMM) - CRIIMI MAE Inc. has reached agreements with two of its major creditors, Merrill Lynch Mortgage Capital Inc. (Merrill Lynch) and German American Capital Corporation (GACC), under which the company and these creditors will split the monthly cash flow after debt service from 13 classes of CRIIMI MAE's subordinated commercial mortgage-backed securities (CMBS). The total current monthly cash flow before paying floating-rate, LIBOR-based debt service is approximately $5.0 million. The Merrill Lynch agreement has been preliminarily approved by the Bankruptcy Court, and the GACC agreement has been submitted to the Bankruptcy Court for approval. CRIIMI MAE had financed the acquisition of the 13 classes of CMBS with $452.3 million of loans from these two creditors. CRIIMI MAE and two affiliates filed to reorganize under Chapter 11 of the U.S. Bankruptcy Code on October 5.

"Without lengthy court proceedings, these agreements help to resolve certain disputed issues with two of our major lenders and assure a continuing flow of income as CRIIMI MAE reorganizes," said Chairman William B. Dockser. "We are continuing to negotiate with our other creditors," though Mr. Dockser gave no assurance that CRIIMI MAE would reach agreements with the other creditors.

As part of the agreement with Merrill Lynch, CRIIMI MAE is dismissing without prejudice its October 21 lawsuit asking the lender to turnover funds the company charged Merrill Lynch had wrongly withheld. For its part, Merrill Lynch is dismissing without prejudice its motion for relief from the automatic stay in the bankruptcy proceedings.

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Under the agreement  with Merrill Lynch,  CRIIMI MAE will receive  approximately
$1.5 million representing the October distributions from eight classes of CMBS collateralizing the loan from Merrill Lynch net of October's interest payment to Merrill Lynch. For subsequent months, the agreement calls for CRIIMI MAE to receive distributions of 50 percent of the monthly cash flow from the CMBS, net of interest payable to Merrill Lynch. Merrill Lynch will apply its half of the net distribution to pay down the outstanding principal balance of its loans to CRIIMI MAE.

Under the agreement with GACC, CRIIMI MAE each month will receive approximately 50 percent of the cash flow from the CMBS collateralizing the loan from GACC, net of interest payable to GACC. GACC will apply the remaining 50 percent to, among other things, hedge costs and to pay down the outstanding principal balance.

Before filing for reorganization, CRIIMI MAE had been actively involved in acquiring, originating, securitizing and servicing multifamily and commercial mortgages and mortgage related assets throughout the United States. Since filing for Chapter 11 protection, CRIIMI MAE has suspended its loan securitization, loan underwriting and loan origination businesses. The company, however, continues to hold a substantial portfolio of subordinated CMBS and, through its servicing affiliate, acts as a servicer for its own as well as third party securitizations.

NOTE: Except for the historical information, forward-looking statements contained in this release involve a variety of risks and uncertainties. These risks and uncertainties include the continued instability in the capital markets, the trends in the CMBS market, the ability of CRIIMI MAE to obtain additional capital, competitive pressures, the effect of any future losses on CRIIMI MAE's need for liquidity, the effect of the bankruptcy proceeding on CRIIMI MAE's ongoing business activities, the actions of CRIIMI MAE's creditors, the provisions of any plan of reorganization approved by the Bankruptcy Court and the outcome of litigation to which the company is a party, as well as the risks and uncertainties that are set forth from time to time in CRIIMI MAE's SEC reports, including the report on Form 10-K for the year ended December 31, 1997 and the Form 10-Q for the quarter ended September 30, 1998.